Exhibit 8.1

[Letterhead of Latham & Watkins LLP]

June 4, 2004

Price Legacy Corporation
17140 Bernardo Center Drive, Suite 300
San Diego, CA 92128

  Re:
  Price Legacy Corporation
  Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as tax counsel to Price Legacy Corporation, a Maryland corporation (the "Company"), in connection with the filing of a registration statement on Form S-3 on May 21, 2004 (such registration statement, as amended at the time it became effective, together with the documents incorporated by reference therein, the "Registration Statement") by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 24,367,348 shares of our common stock, par value $0.0004 per share, as set forth in the prospectus contained in the Registration Statement (the "Prospectus").

        This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the business, assets and governing documents of the Company and its subsidiaries. We have also been furnished with, and with your consent have relied upon, certain representations made by the Company and its subsidiaries with respect to certain factual matters through a certificate of an officer of the Company (the "Officer's Certificate").

        In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. For the purposes of our opinion, we have not made an independent investigation of the facts set forth in the above referenced documents or in the Officer's Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein only as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

        Based on such facts, assumptions and representations, it is our opinion that the statements in the Registration Statement set forth under the caption "Federal Income Tax Considerations," insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects.

        No opinion is expressed as to any matter not discussed herein.

        This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue

Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or Officer's Certificate may affect the conclusions stated herein. As described in the Registration Statement, the Company's qualification and taxation as a real estate investment trust ("REIT") depends upon the Company's ability to meet the various qualification tests imposed under the Internal Revenue Code of 1986, as amended, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements. While we are rendering an opinion regarding the accuracy of the statements set forth in the discussion of "Federal Income Tax Considerations" in the Prospectus, such statements are based upon the Company's representation that it has qualified, and will operate in a manner so as to continue to qualify, to be treated as a REIT for United States federal income tax purposes. We are not hereby rendering an opinion regarding the Company's tax status as a REIT.

        This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of United States federal securities laws and this opinion may be furnished or quoted to your legal counsel and to judicial and regulatory authorities having jurisdiction over you. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein under the captions "Federal Income Tax Considerations" and "Legal Matters." In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ LATHAM & WATKINS LLP